UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

National General Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-1046208
(State or incorporation or organization)	(IRS Employer Identification No.)

59 Maiden Lane, 38th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
National General Holdings Corp. 7.625% Subordinated Notes due 2055	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-204903

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the 7.625% Subordinated Notes due 2055 (the “Notes”) of National General Holdings Corp. (the “Company”). For a description of the Notes, reference is made to the information set forth under the heading “Description of Debt Securities” in the Company’s Prospectus, dated June 12, 2015 (the “Prospectus”), which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-204903) (the “Registration Statement”), and under the heading “Description of the Notes” in the Company’s Prospectus Supplement, dated August 11, 2015, to the Prospectus contained in the Registration Statement, each filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013).

4.1	Indenture, dated as of May 23, 2014, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-36311) filed on May 28, 2014).

4.2	Second Supplemental Indenture, dated as of August 18, 2015, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 18, 2015).

4.3	Form of 7.625% Subordinated Notes due 2055 (incorporated by reference to Exhibit A to Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

National General Holdings Corp.
(Registrant)

Date August 18, 2015

/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary